Wataire International Announces Distribution Agreement with Access Energy Technologies

Woodland Hills, California, June 13, 2007, Wataire International Inc. ("Wataire" or the "Company") (OTC BB: WTAR.OB) is pleased to announce the signing of a non-exclusive distribution agreement with Access Energy Technologies Ltd. (“Access”). The agreement provides distribution for private label branding of the Company’s water generating products in the country of Nigeria.

Access currently has projects in over 20 countries including a multi-million dollar gasification electrical generating project in Nigeria where it has developed a close working relationship with the local government. Wataire’s products are intended to be used in conjunction with the electrical generating facilities to produce water specifically for bottling and distribution.

Access Special Project Director, Mr. B. Bohoslawee, stated, “We expect to call on Wataire International to supply significant quantities of commercial industrial equipment for us to utilize with our electrical generating stations and produce clean safe drinking water. In our research, it was apparent that Wataire is being the world leader in the introduction and implementation of water harvesting equipment”.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 - forward-looking statements concerning plans, objectives, goals, strategies, future events of performance and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and services demand and acceptance, changes in technology and in economic, political and regulatory conditions and to all of the risks generally associated with a company at Wataire's stage of development. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Wataire International Inc.
Investor Relations: 877-602-8985
www.wataireinternational.com